Exhibit 4.71

English Translation of Chinese Language Document

Supplementary Agreement

Contract no.: CG120090181

Place of signing: Jiangning, Nanjing

Date of signing: May 25, 2009

Party A: Jiangxi Jingde Semiconductor New	Party B: China Sunergy (Nanjing) Co., Ltd.
Materials Co., Ltd.
Address: Jiangxi Jingde New	Address: No. 123, Focheng West Road, Nanjing
High-tech Industrial Park	Jiangning Economy & Technology Development Zone
Legal representative: Zhengfei Gao	Legal representative: Tingxiu Lu
Contact phone: 0798-8580266	Contact phone: 025-52766603
Fax: 0798-8568938	Fax: : 025-52766882
As a result of the significant changes in the market, through friendly negotiation between Party A and Party B, the following amendments and supplementations are hereby made to the original contract (no. CG120090007) between both parties:
1. In the Article 1 of the original contract, which provides that “From March 2009 to December 2009, Party A will sell to Party B 22 tons of solar grade polycrystalline silicon materials each month, totaling 220 tons,. The reference price for the delivery is RMB 950 Yuan/KG (including taxes) in March 2009” shall be amended as “From June 2009 to December 2009, Party A shall sell to Party B 20 tons of solar grade polycrystalline silicon materials in June 2009, and Party A shall sell 35 tons of solar grade polycrystalline silicon materials to Party B for each month from July 2009 to December 2009, totaling 230 tons. The reference price in June 2009 shall be RMB 480/KG (including taxes), 5% lower than the market price of the corresponding period”.
2. Other provisions shall be carried out in accordance with the original contract.
3. No action will be taken by Party B against Party A for its default liability resulted from the delayed delivery prior to the date of this agreement.
4. This agreement shall become effective upon signature and sealing of both parties. This agreement is made in duplicate, each for one party. Each copy shall have the same legal force. Both parties shall send the original agreement to each other within three working days from the date of this agreement.

Party A: Jiangxi Jingde Semiconductor New	Party B: China Sunergy (Nanjing) Co., Ltd. /s/
Materials Co., Ltd. /s/
Authorized representative:	Contract contact person:
Date of signature:	Date of signature:

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Supplementary Agreement

Contract no.: CG120090427

Place of signing: Jiangning, Nanjing

Date of signing: November 20, 2009

Party A: Jiangxi Jingde Semiconductor New	Party B: China Sunergy (Nanjing) Co., Ltd.
Materials Co., Ltd.
Address: Jiangxi Jingde New	Address: No. 123, Focheng West Road, Nanjing
High-tech Industrial Park	Jiangning Economy & Technology Development Zone
Contact phone: 0798-8580266	Contact phone: 025-52766603
Fax: 0798-8568938	Fax: : 025-52766882
Through friendly negotiation between Party A and Party B, the following amendments and supplementations are hereby made to the original contract (no. CG120090181) between both parties:
1. Party A shall sell to Party B 18 tons of solar grade polycrystalline silicon materials to Party B in November 2009, the reference price of which shall be RMB 430/KG (including taxes).
2. From December 2009 to June 2010, Party A undertakes that it will sell an average of 35 tons of solar grade polycrystalline silicon materials to Party B in each month. The actual quantity and price shall be negotiated on a monthly basis. The payment shall be deducted from the prepayments from Party B to Party A. The actual quantity of delivery shall be subject to the goods received by Party B.
3. Other provisions shall be carried out in accordance with the original contract.
4. No action will be taken by Party B against Party A for its default liability resulted from the delayed delivery prior to of the date of this agreement.
5. This agreement shall become effective upon signature and sealing of both parties. This agreement is made in duplicate, each for one party. Each copy shall have the same legal force. Both parties shall send the original agreement to each other within three working days from the date of this agreement.

Party A: Jiangxi Jingde Semiconductor New	Party B: China Sunergy (Nanjing) Co., Ltd. /s/
Materials Co., Ltd. /s/
Authorized representative:	Contract contact person:
Date of signature:	Date of signature:

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